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                                                                   EXHIBIT 10.59

                        AMENDMENT TO SERVICE AGREEMENTS

      THIS AMENDMENT ("Amendment") entered into this 30th day of June by and between TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation, hereinafter referred to as Seller, first party, and PIEDMONT NATURAL GAS COMPANY, INC., hereinafter referred to as Buyer, second party,

                              W I T N E S S E T H:

      WHEREAS, Seller and Buyer entered into that certain Service Agreement dated June 25, 1996 under Seller's Rate Schedule FT pursuant to which Seller provides firm transportation service for Buyer of a Transportation Contract Quantity of 107,132 dt (Seller's Contract No. 1012026) and Seller and Buyer entered into that certain Service Agreement dated June 6, 1996 under Seller's Rate Schedule FT pursuant to which Seller provides firm transportation service for Buyer of a Transportation Contract Quantity of 21,222 dt (Seller's Contract No. 1009774), and Seller and Buyer entered into that certain Service Agreement dated June 6, 1996 under Seller's Rate Schedule FT pursuant to which Seller provides firm transportation service for Buyer of a Transportation Contract Quantity of 607 dt (Seller's Contract No. 1009773), and Seller and Buyer entered into that certain Service Agreement dated April 30, 1995 under Seller's Rate Schedule FT pursuant to which Seller provides firm transportation service for Buyer of a Transportation Contract Quantity of 524 dt (Seller's Contract No. 1015765) (such Service Agreements hereinafter referred to individually as "Service Agreement #1012026", "Service Agreement #1009774", "Service Agreement #1009773", and "Service Agreement #1015765", respectively, and collectively as the "Service Agreements"); and

      WHEREAS, Section 22 of the General Terms and Conditions of Seller's FERC Gas Tariff ("Section 22") permits Seller and Buyer to mutually agree to consolidate (and terminate, as necessary) multiple service agreements into a single service agreement provided certain conditions are satisfied; and

      WHEREAS, Buyer has requested to consolidate the Service Agreements, and Seller has determined that such consolidation is permitted under Section 22; and

      WHEREAS, Seller and Buyer have agreed to accomplish that consolidation by amending Service Agreement #1012026 to include Buyer's Transportation Contract Quantity from Service Agreement #1009774, Service Agreement #1009773 and Service Agreement #1015765, and terminating Service Agreement #1009774, Service Agreement #1009773 and Service Agreement #1015765, all to be effective on as of July 1, 2004.

NOW, THEREFORE, Seller and Buyer agree as follows:

1. Effective 9:00 a.m. Central Clock Time on July 1, 2004, Article I of Service Agreement #1012026 is hereby deleted in its entirety and replaced by the following:

                                   "ARTICLE I
                           GAS TRANSPORTATION SERVICE

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      1. Subject to the terms and provisions of this agreement and of Seller's
      Rate Schedule FT, Buyer agrees to deliver or cause to be delivered to Seller gas for transportation and Seller agrees to receive, transport and redeliver natural gas to Buyer or for the account of Buyer, on a firm basis, up to the dekatherm equivalent of a Transportation Contract Quantity ("TCQ") of 129,485 dt per day from through the term of this agreement.

      2. Transportation service rendered hereunder shall not be subject to curtailment or interruption except as provided in Section 11 of the General Terms and Condition of Seller's Volume No. 1 FERC Gas Tariff."

2. Except as specifically amended hereby, all of the terms and conditions of Service Agreement #1012026 shall remain in full force and effect.

3. Effective as of 9:00 a.m. Central Clock Time on July 1, 2004, Service Agreement #1009774, Service Agreement #1009773 and Service Agreement #1015765 are hereby terminated and shall be of no further force or effect from and after that date. Termination of Service Agreement #1009774, Service Agreement #100977 and Service Agreement #1015765 as set forth herein shall not relieve either party of rights, duties or obligations under Service Agreement #1009774, Service Agreement #1009773 and Service Agreement #1015765 that accrue during or relate to the period prior to the termination date.

      IN WITNESS WHEREOF, the parties hereto have this Amendment to be signed by their respective officers or representatives thereunto duly authorized.

TRANSCONTINTENAL GAS PIPE                            PIEDMONT NATURAL GAS
LINE CORPORATION ("Seller")                          COMPANY, INC. ("Buyer")

By  /s/ Frank J. Ferazzi                             By /s/ Franklin H. Yoho
    ----------------------------                        --------------------
    Frank J. Ferazzi                                 Franklin H. Yoho
    Vice President                                   Senior Vice President